Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-223906) of Industrial Logistics Properties Trust pertaining to the 2018 Equity Compensation Plan, of our report dated February 20, 2019, with respect to the consolidated financial statements and schedules of Industrial Logistics Properties Trust included in this Annual Report (Form 10-K) for the year ended December 31, 2018.

/s/ Ernst & Young LLP

Boston, Massachusetts
February 20, 2019